Exhibit 99.1

Interpace Diagnostics Changes Name to Interpace Biosciences; Announces Plans for Next Phase of Growth and Third Quarter 2019 Financial Results

Third Quarter Revenue Grew 34% Over the Prior Year’s Quarter and 25% Year to Date

Acquired BioPharma Business in Partnership with Ampersand

Diagnostic Test Volume Grew 16% for the Quarter and 22% Year to Date

Conference Call and Webcast Wednesday November 13, 2019 at 4:30 pm ET

PARSIPPANY, NJ, November 13, 2019 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (formerly Interpace Diagnostics Group, Inc.) (Nasdaq: IDXG), a leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications, announced today that it has changed its name to Interpace Biosciences, Inc. to better reflect its new business model that combines its traditional esoteric molecular diagnostic business with its recent acquisition of the BioPharma business of Cancer Genetics (CGIX), now known as Interpace Pharma Solutions, that uses its proprietary test systems and platforms to support drug discovery and development valued by pharmaceutical and biotechnology companies. Interpace Biosciences will continue to trade on NASDAQ as IDXG.

Interpace Biosciences recognized $7.7 million in Net Revenue for the quarter and $20.0 million year to date. Our Diagnostics business had volume growth of 16% for the quarter and 22% year to date. Medicare and contracted reimbursement remained strong and continued to grow across both products.

On July 15, 2019 Interpace closed on the acquisition of the BioPharma business of Cancer Genetics and accordingly from that date forward the BioPharma business is being reported in the results of operations of Interpace Biosciences. Further, on October 16, 2019 Interpace Biosciences closed on the $13 million second tranche round of financing with Ampersand Capital Partners (Ampersand) and on October 24th we completed settlement with Cancer Genetics under the Net Working Capital Adjustment as planned. We are now moving forward together as one company!

Certainly part of our rationale in acquiring the BioPharma business was risk diversification of our customer base and revenue stream but more importantly it was to take advantage of the synergies between these two businesses as cancer therapeutics move toward earlier stage treatment, require customized services and obligate many therapeutic companies to match their targeted therapies with companion diagnostics. Today, Interpace Pharma Solutions is involved in over 225 clinical trials including approximately 47 immuno-oncology trials. Focusing on the Pharma Solutions business, contracts are growing and bookings have been recorded through September 30, 2019 worth over $18 million that are expected to be recognized over the next year or more. Our near-term growth plans are to add additional business development personnel in key unserved markets, expand our immuno-oncology franchise and accelerate global expansion as recently indicated by our partnership with Genecast in Bejing, China.

We think that the combination of the Interpace Diagnostics and Interpace Pharma Solutions businesses, now under the Interpace Biosciences’ umbrella, is a great platform to leverage our broad based and synergistic capabilities, and deliver consistent growth. The addition of Ampersand as a significant financial and strategic partner and investor in Interpace Biosciences we believe provides validation of our model and plans as well as the basis for supporting future synergistic growth. Interpace Biosciences has demonstrated its ability to not only acquire meaningful assets but to also cost effectively integrate assets while continuing to grow.

“During the third quarter we continued to drive volume growth across our products and completed the acquisition of the BioPharma business of Cancer Genetics (CGIX). We are especially pleased to be partnering with Ampersand Capital Partners, one of the best known and most successful funds in the laboratory services space,” said Jack Stover, President & CEO Of Interpace. “The transition process is happening on schedule and our goal, as previously stated, is to reach adjusted EBITDA breakeven before the end of next year,” Stover said.

THIRD QUARTER 2019 FINANCIAL PERFORMANCE

For the Third Quarter of 2019 as Compared to the Third Quarter of 2018

●	Net Revenue was $7.7 million which included revenues of both our Diagnostics and Pharma Solutions business for part of the quarter, an increase of 34%;
●	Gross Profit was 37%, a decrease compared to 52% primarily due to the acquisition of the BioPharma business and the reduction in the estimate of amounts to be collected resulting from our transition to a new billing and collections contractor.
●	Sales & marketing expenses increased $0.7 million to $2.8 million;
●	G&A Expenses were $4.5 million as compared to $2.1 million again related principally to our BioPharma acquisition and certain non-cash charges;
●	Acquisition-related costs were $0.8 million in the current quarter with no such costs in the prior year;
●	Loss from Continuing Operations was $(7.3) million as compared to $(3.0) million;
●	Net Loss per basic and diluted share was $(0.19) versus $(0.11);
●	Adjusted EBITDA was $(4.2) million as compared to $(1.0) million; and
●	Net cash used in operations for the quarter was $(4.8) million as compared to $(1.8) million.

For the Nine Months Ended September 30, 2019 as Compared to the Nine Months Ended September 30, 2018

●	Net Revenue increased to $20.0 million, a 25% improvement;
●	Gross Profit decreased to 48% from 53%;
●	Sales & Marketing expenses increased $2.0 million or 33%;
●	G&A expenses were $9.8 million as compared to $6.0 million due principally to costs associated with the BioPharma acquisition;

●	Acquisition-related costs were $2.4 million with no such costs in the comparable period for the prior year;
●	Loss from Continuing Operations was $(16.0) million as compared to $(8.0) million;
●	Net Loss per Share was $(0.43) as compared to $(0.29);
●	Adjusted EBITDA was $(7.7) million as compared to $(3.4) million; and
●	Net cash used in operations was $(12.6) million as compared to $(6.8) million.

Cash and cash equivalents were $2.4 million as of September 30, 2019 before the closing of the second tranche financing with Ampersand on October 16th, 2019. From the proceeds received from the second closing with Ampersand, approximately $3.75 million was used to repay the balance in the revolving credit line, $6.02 million was used to repay the note to Cancer Genetics and the balance was used for general corporate purposes including the integration of the BioPharma business. Further, on September 20, 2019, the Company entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc., as sales agent, pursuant to which the Company may, from time to time, issue and sell shares of its common stock with an aggregate offering price of up to $4.8 million. To date, no shares have been sold under this Agreement.

Adjusted EBITDA (in the attached schedule), which we believe is a meaningful supplemental disclosure that may be indicative of how management and our Board of Directors evaluate Company performance, is defined as income or loss from continuing operations, plus depreciation and amortization, non-cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, non-recurring acquisition and transition expenses, loss on extinguishment of debt, goodwill impairment, change in fair value of contingent consideration and warrant liability.

RECENT BUSINESS HIGHLIGHTS

Secured Additional Financing via Ampersand Capital Partners and Acquisition of BioPharma Business

Closed on a $13 million Convertible Preferred Stock investment by Ampersand constituting the second tranche of the overall $27 million Convertible Preferred Stock financing provided by Ampersand to Interpace in connection with Interpace’s July 15, 2019 acquisition of the BioPharma Business of Cancer Genetics, Inc. (CGIX).

Reimbursement Expansion Announced

●	In September we announced that we contracted with 3 independent Blue Cross Blue Shield (BCBS) plans in the South and Southwest totaling nearly 5 million covered lives;

●	Announced diagnostic contract agreement with BCBS plans of Michigan and California;
●	Announced agreement with SelectHealth to provide ThyGeNEXT® and ThyraMIR® in Utah and Idaho to more than 850,000 members; and;
●	Announced that THyGeNEXT® and ThyraMIR® are now covered by Independence Blue Cross for its nearly 2.5 million members in Philadelphia and Southeastern PA.

Clinical Validation Announcements

●	Announced the publication of two peer-reviewed journal articles and one textbook chapter supporting the clinical utility of ThyGeNEXT® when used alone and in combination with ThyraMIR®;

●	Presented new data on the performance of ThyGeNEXT® and ThyraMIR® at the American Thyroid Assn Annual Meeting in October;

●	Presented new data on the performance of PancraGEN® at the American College of Gastroenterology in October; and

●	Presented at the World Congress on Thyroid Cancer in Rome on detail outcomes of a study using our thyroid assays in combination with microRNA testing.

Other

●	Entered into a strategic partnership with Genecast to partner biopharma solutions in China;

●	Interpace named one of the 50 “Most Admired Companies of the Year” by Silicon Review; and

●	Entered into agreement with Predictive Oncology to evaluate diagnosis of thyroid cancer via AI-driven analyses.

UPDATED NET REVENUE GUIDANCE

Interpace is adjusting its 2019 annual Net Revenue guidance to between $28 and $32 million as we continue to transition the BioPharma business and prepare for our first full year together. Interpace Biosciences is also confirming top-line revenue guidance of $50 million for 2020.

CONFERENCE CALL INFORMATION

Interpace will hold a conference call and Webcast on Wednesday, November 13, 2019, at 4:30 pm ET to discuss financial and operational results for the third quarter ended September 30, 2019. Details are as follow:

Date and Time: Wednesday, November 13, 2019 at 4:30 pm ET
Dial-in Number (Domestic): (877) 407-0312
Dial-in Number (International): +1 (201) 389-0899
Confirmation Number: 13690534 Webcast Access: https://webcasts.eqs.com/interpacedia20190513/en

The webcast replay will be available on the Company’s website approximately two hours following completion of the call and archived on the Company’s website for 90 days.

About Interpace Biosciences

Interpace Biosciences is a leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Interpace Diagnostics is a fully integrated commercial and bioinformatics business unit that provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management.

Interpace Pharma Solutions provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries and advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care.

For more information, please visit Interpace’s current website at www.interpacediagnostics.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement, including that there is no assurance that the acquisition of the BioPharma business will be successfully integrated with the Company, that the potential benefits of the acquisition, including future revenues, will be successfully realized, that other potential acquisitions will be successfully consummated, that the Company will be able to maintain its Nasdaq listing and that the Company will be able to meet its revenue projections. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Edison Group

Joseph Green

(646) 653-7030

jgreen@edisongroup.com

Non-GAAP Financial Measures

In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, Interpace Biosciences has provided certain non-GAAP financial measures to help evaluate the results of its performance. We believe that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results.

In this document, we discuss Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA is a metric used by management to measure cash flow of the ongoing business. Adjusted EBITDA is defined as income or loss from continuing operations, plus depreciation and amortization, acquisition related expenses, transition expenses, non-cash stock based compensation, interest and taxes, and other non-cash expenses including asset impairment costs, bad debt expense, loss on extinguishment of debt, goodwill impairment and change in fair value of contingent consideration, and warrant liability. The table below includes a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue, net	$7,725	$5,753	$20,005	$16,062
Cost of revenue	4,835	2,763	10,489	7,590
Gross Profit	2,890	2,990	9,516	8,472

Sales and marketing	2,757	2,048	8,127	6,135
Research and development	857	510	2,032	1,528
General and administrative	4,492	2,084	9,790	5,981
Acquisition related expense	838	-	2,534	-
Acquisition related amortization expense	995	813	2,621	2,439
Total operating expenses	9,939	5,455	25,104	16,083

Operating loss	(7,049)	(2,465)	(15,588)	(7,611)
Accretion expense	(111)	(248)	(331)	(248)
Other income (expense), net	(135)	(288)	(12)	(143)
Loss from continuing operations before tax	(7,295)	(3,001)	(15,931)	(8,002)
Provision for income taxes	9	7	19	21
Loss from continuing operations	(7,304)	(3,008)	(15,950)	(8,023)
Loss from discontinued operations, net of tax	(58)	(34)	(51)	(129)

Net loss	$(7,362)	$(3,042)	$(16,001)	$(8,152)

Basic and diluted (loss) income per share of common stock:
From continuing operations	$(0.19)	$(0.11)	$(0.43)	$(0.29)
From discontinued operations	(0.00)	(0.00)	(0.00)	(0.00)
Net (loss) income per diluted share of common stock	$(0.19)	$(0.11)	$(0.43)	$(0.29)

Weighted average number of common shares and common share equivalents outstanding:
Basic	38,196	28,215	37,169	28,002
Diluted	38,196	28,215	37,169	28,002

Selected Balance Sheet Data (Unaudited)

($ in thousands)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$2,358	$6,068

Total current assets	20,581	17,721
Total current liabilities	17,296	8,492

Total assets	74,673	48,442
Total liabilities	37,915	15,504
Total preferred stock	13,161	-
Total stockholders equity	23,597	32,938

Selected Cash Flow Data (Unaudited)
($ in thousands)

	For the Nine Months Ended
	September 30,
	2019	2018
Net loss	$(16,001)	$(8,152)

Net cash used in operations	$(12,556)	$(6,800)
Net cash used in investing activities	(13,921)	(388)
Net cash provided by (used in) financing activities	22,767	(9)
Change in cash and cash equivalents	(3,710)	(7,197)
Cash and equivalents, Beginning	6,068	15,199
Cash and equivalents, Ending	$2,358	$8,002

GAAP to Non-GAAP Reconciliation (Unaudited)

($ in thousands)

	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Loss from continuing operations (GAAP Basis)	$(7,304)	$(3,008)	$(15,950)	$(8,023)
Acquisition related expense	838	-	2,534	-
Transition expenses	836	-	836	-
Depreciation and amortization	1,074	870	2,823	2,580
Stock-based compensation	211	525	1,247	1,564
Bad debt expense	-	-	499	-
Taxes	-	7	-	21
Accretion expense	111	248	331	248
Mark to market on warrant liability	10	325	-35	259
Adjusted EBITDA (Non-GAAP Basis)	$(4,224)	$(1,033)	$(7,715)	$(3,351)